                                 SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant. /x/

Filed by a party other than the registrant. / /

Check the appropriate box:

/ / Preliminary proxy statement.

/x/ Definitive proxy statement.

/ / Definitive additional materials.

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                              ORIOLE HOMES CORP
- - -------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                              ORIOLE HOMES CORP
- - -------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transactions applies:
- - -------------------------------------------------------------------------------
(2) Aggregate number of securities to which transactions applies:
- - -------------------------------------------------------------------------------
(3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.
- - -------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:
- - -------------------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

/x/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid: $125
- - -------------------------------------------------------------------------------
(2) Form, schedule or registration statement no.: Preliminary Proxy Statement
- - -------------------------------------------------------------------------------
(3) Filing party: Oriole Homes Corp.
- - -------------------------------------------------------------------------------
(4) Date filed: 3/16/94
- - -------------------------------------------------------------------------------

                              ORIOLE HOMES CORP.
             1690 SOUTH CONGRESS AVENUE, DELRAY BEACH, FL  33445
                                (407) 274-2000

                              -------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              -------------------


                                                                   April 5, 1994

To the Stockholders of Oriole Homes Corp.:

         The Annual Meeting of Oriole Homes Corp. will be held at the Company headquarters, 1690 South Congress Avenue, Suite 200, Delray Beach, Florida, on May 9, 1994 at 10:00 A.M., local time, for the following purposes:

         1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

         2. To consider and vote upon a proposal to approve the adoption of the Company's 1994 Stock Option Plan;

         3. To consider and vote upon a proposal to approve the adoption of the Company's Stock Option Plan for Non-Employee Directors;

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 25, 1994 as the record date for the determination of Stockholders entitled to notice of and to vote at the meeting.


                                               By order of the Board Directors



                                               Harry A. Levy,
                                               Secretary

YOU ARE URGED, WHETHER YOU OWN ONE OR MORE SHARES, TO DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               ORIOLE HOMES CORP.
         1690 SOUTH CONGRESS AVENUE, SUITE 200, DELRAY BEACH, FL  33445
                            TELEPHONE (407) 274-2000

                              -------------------

                                PROXY STATEMENT

                                ---------------


PROXIES                                                           April 5, 1994

         The enclosed proxy is solicited by and on behalf of the Board of Directors of Oriole Homes Corp., a Florida corporation (the "Company"). If the enclosed form of proxy is executed and returned, it will be voted in the manner directed therein, but may be revoked at any time prior to its exercise by written notification to the Secretary of the Company. The form of proxy vests in the persons named therein as proxies, discretionary authority to vote on any matters not now known to management which may come before the meeting. The solicitation is being made by use of the mails and the cost thereof will be borne by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

         The Annual Report of the Company for the fiscal year ended December 31, 1993 accompanies this Proxy Statement.

VOTING SECURITIES

         The Company had 1,895,549 shares of Class A Common Stock (par value $.10 per share) and 2,729,975 shares of Class B Common Stock (par value $.10 per share) outstanding as of the record date, March 25, 1994. Holders of record of stock at the close of business on that date will be the only persons to receive notice of and to vote at the Annual Meeting. Holders of Class A Common Stock are entitled to one vote for each share; holders of Class B Common Stock are entitled to one-tenth of a vote for each share on all matters coming before the meeting except that with respect to the election of Directors, the holders of Class B Common Stock will elect 25% of the number of Directors rounded up to the next higher whole number, and the holder of Class A Common Stock will elect the balance. The number of Directors is presently fixed at nine and, accordingly, three Directors will be elected by the holders of Class B Common Stock and six Directors will be elected by the holders of Class A Common Stock.

PRINCIPAL HOLDERS

         As of February 28, 1994 the only persons known to the Company to own more than 5% of the Company's outstanding voting securities were:

NAME AND ADDRESS(1)                      CLASS A                    CLASS B
- - -------------------               ----------------------      ------------------
Richard D. Levy                   633,350 (2)(3)   33.4%      234,797       8.6%

Harry A. Levy                     648,077 (2)(4)   34.2%      304,065      11.1%

Levor Associates                  300,000 (5)      15.8%            -          -
  11900 Biscayne Blvd.
  Suite 806, Miami, FL

Wilen Management Corp.             48,200 (6)       2.5%      124,900       4.6%
  2360 West Joppa Road
  Lutherville, MD

Merrill Lynch Investment                -              -      270,000 (7)   9.9%
  Management, Inc.
    P.O. Box 9011
    Princeton, NJ

FMR Corp.                               -              -      374,900 (8)  13.7%
  82 Devonshire Street
  Boston, MA

All Nominees as a Group           966,950          51.0%      545,539      20.0%
  (includes 9 persons)


(1) The address of all officers and directors of the Company is 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445.

(2) Richard D. Levy and Harry A. Levy are brothers. The above figures include 430,884 shares of Class A Common Stock and 100,758 shares of Class B Common Stock which the Levys each have the right to vote. If such duplication is eliminated, Richard D. Levy and Harry A. Levy have the right to vote in the aggregate 1,261,203 shares.

(3) Includes 8,684 shares of Class A Common Stock and 8,684 shares of Class B Common Stock held by the wife of Richard D. Levy and 128,231 shares of Class A Common Stock and 137,531 shares of Class B Common Stock held by Mr. Levy as custodian or trustee for various trusts or partnerships for his children, the children of Harry A. Levy, or the grandchildren of the Levy family. Includes 300,000 shares of Class A Common Stock held by Levor Associates, a partnership, for the benefit of Richard D. Levy, Harry A. Levy (the "Levys") (each nine percent), their wives (each five percent) and their children, and various partnerships for the benefit of the Levys, their children and grandchildren. Richard D. Levy disclaims beneficial ownership of all such shares of Class A Common Stock and Class B Common Stock held by his wife and by such trusts and partnerships for his wife, children and grandchildren.

(4) Includes 5,038 shares of Class A Common Stock and 5,038 shares of Class B Common Stock held by the wife of Harry A. Levy and 128,297 shares of Class A Common Stock and 173,497 shares of Class B Common Stock held by Mr. Levy as custodian or trustee for various trusts or partnerships for his children, the children of Richard D. Levy, or the grandchildren of the Levy family. Includes 300,000 shares of Class A Common Stock held by Levor Associates, a partnership, for the benefit of the Levys, their wives and children, and various partnerships for the benefit of the children and grandchildren of the Levy family. Harrry A. Levy disclaims beneficial ownership of all such shares of Class A Common Stock and Class B Common Stock held by his wife and by such trusts and partnerships for his wife, children and grandchildren.

(5) Levor Associates is a partnership for the benefit of the Levys, their wives and children and various partnerships for the benefit of the children and grandchildren of the Levys. Richard D. Levy and Harry A. Levy each own nine percent beneficial interest and each of their wives owns a five percent beneficial interest in Levor Associates. The Levys are each authorized to individually vote and dispose of all the shares owned by Levor Associates. The address of Levor Associates is 10800 Biscayne Boulevard, Suite 510, Miami, Florida 33161.

(6) Wilen Management Corporation a registered investment adviser, reported ownership of 48,200 shares of Class A Common Stock and 124,900 shares of Class B Common Stock pursuant to a Schedule 13G received by the Company on February 8, 1994.

(7) Merrill Lynch Investment Management, Inc., doing business as Merrill Lynch Asset Management (MLAM), a registered investment adviser under the Investment Advisers Act of 1940, reported this ownership together with Merrill Lynch Capital Fund, Inc., an investment company to which MLAM is an investment adviser, pursuant to a Schedule 13G received by the Company on February 23,1994.

(8) FMR Corp., the parent company of Fidelity Management & Research Company reported ownership of 374,900 shares of Class B Common Stock pursuant to a Schedule 13G received by the Company on February 22, 1994.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners have been complied with.

                             ELECTION OF DIRECTORS

         The persons named as proxies in the enclosed proxy card(s) intend to vote all valid proxies received in favor of the election of each of the nine persons named below as directors. The Company is authorized to have no less than three nor more than nine directors. The Board of Directors has fixed the number of directors to be elected at the Annual Meeting at nine. It is intended that the persons named in the first portion of the following list be elected by holders of Class A Common Stock and those persons named in the second portion of the list will be elected by holders of Class B Common Stock. Each nominee receiving a plurality of votes will be elected a Director. The term of each director elected will expire at the next Annual Meeting of Stockholders and upon the election and qualification of his successor. If any nominee refuses or is unable to serve as a director (which event is not now anticipated), the proxies will be voted for the other nominees and for such substituted nominee(s) as may be designated by the present Board of Directors. Any such action will be consistent with the rights of the holders of Class B Common Stock to elect a minimum of 25% of the directors. Each of the named persons was elected at the last Annual Meeting of Stockholders.

                                                                                  COMMON STOCK
                                                                                   OWNERHIP AT
                                                                    DIRECTOR    FEBRUARY 28, 1994
          NAME            PRINCIPAL OCCUPATION                      SINCE      CLASS A     CLASS B
- - --------------------------------------------------------------------------------------------------
CLASS A DIRECTORS:
    Richard D. Levy (1)   Chairman of the Board                     1963       633,350     234,797
    Mark A. Levy(2)       President of the Company                  1982        94,262      89,007
    Harry A. Levy(1)      Vice-Chairman of the Board                1963       648,077     304,065
                            and Secretary of the Company;
                            family real estate interests
    E.E. Hubshman         Vice-Chairman of the Executive            1963         5,882         875
                            Commitee
    Antonio Nunez         Senior Vice President and                 1973        13,053      15,243
                            Treasurer of the Company
    Eugene H. Berns       Vice President-Sales and
                            Marketing of the Company                1981         1,900           -

CLASS B DIRECTORS:
    Donald C. McClosky    Attorney                                  1974         1,210       1,210
    Richard E. Deems      Consultant to the Hearst                  1979           100         100
                            Corporation
    Paul R. Lehrer        President of Lehrer & Company             1992             -       1,000

(1) See footnotes (2), (3) and (4) to the table under the caption "Principal Holders" on the preceding page.

(2) Includes shares owned by the wife of Mark A. Levy. Mark A. Levy disclaims any beneficial interest in the shares owned by his wife.

BACKGROUND OF MANAGEMENT

         Information regarding each nominee for Director is set forth below. Except as otherwise indicated, each nominee has held the position indicated as his principal occupation for at least five years.

DIRECTORS TO BE ELECTED BY HOLDERS OF CLASS A COMMON STOCK:

         Richard D. Levy, age 64, has served as Chairman of the Board and Chief Executive Officer of the Company since January 1976. Mr. Levy has been an executive officer of the Company since its organization in 1963.

         Mark A. Levy, age 41, has served as President and Chief Operating Officer since December 1984 and has been employed by the Company since January 1975. Mark A. Levy is the son of Richard D. Levy.

         Harry A. Levy, age 60, has served as Vice Chairman of the Board since May 1991 and as Secretary of the Company since 1968. Mr. Levy is actively engaged in the management of family interests in hotels, office buildings and other real estate holdings for more than ten years. Harry A. Levy is the brother of Richard D. Levy.

         E.E. Hubshman, age 77, serves as Vice Chairman of the Executive Committee. From December 1974 until May 1991, he served as Vice Chairman of the Board and prior to 1974 he served as President of the Company.

         Antonio Nunez, age 71, has served as Senior Vice President, Treasurer and Chief Financial Officer since 1975 and has been employed by the Company in various supervisory and executive positions since April 1970.

         Eugene H. Berns, age 57, has been employed by the Company since August 1974 as Vice President - Sales and Marketing.

DIRECTORS TO BE ELECTED BY HOLDERS OF CLASS B COMMON STOCK:

         Donald C. McClosky, age 67, is a partner of the law firm of Ruden, Barnett, McClosky, Smith, Schuster and Russell and has been engaged in the practice of law in Broward County, Florida for more than the past 25 years. Donald C. McClosky is the father-in-law of Mark A. Levy.

         Richard E. Deems, age 81, was elected to the Board of Directors in 1979. Since 1979 he has served as a consultant to The Hearst Corporation. For more than 20 years prior to 1979, he served as President and Chairman of Hearst Magazines, a division of The Hearst Corporation.

         Paul R. Lehrer, age 44, has been the President of Lehrer & Co., a company engaged in commercial and industrial real estate asset management, for more than five years.

                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth the compensation of the five highest paid executive officers of the Company for the last three fiscal years:

                           SUMMARY COMPENSATION TABLE

    Name and Principal
         Position                           Annual Compensation           Long Term       All Other
- - ----------------------------     ---------------------------------------
                                 Year    Salary    Bonus   Commission(1) Compensation  Compensation(2)
                                 ----    ------    -----   ------------- ------------  ---------------
Richard D. Levy                  1993   $272,496    -0-       -0-            -0-         $8,498(3)
   Chairman of the Board and     1992    229,320   40,500     -0-            -0-           -0-
   Chief Executive Officer       1991    248,602   40,000     -0-            -0-            324

Mark A. Levy                     1993    272,496    -0-       -0-            -0-          2,249
   President and Chief           1992    229,320   40,500     -0-            -0-            587
   Operating Officer             1991    227,345   36,000     -0-            -0-            406

Antonio Nunez                    1993    198,417    -0-       -0-            -0-          2,249
   Senior Vice President and     1992    160,530   36,500     -0-            -0-          2,182
   Chief Financial Officer       1991    157,500   36,000     -0-            -0-          2,119

E. E. Hubshman                   1993    160,922    -0-       -0-            -0-          2,249
   Vice-Chairman of the          1992    141,766   18,500     -0-            -0-          2,126
   Executive Committee           1991    138,600   18,000     -0-            -0-          2,079

Eugene H. Berns                  1993    143,252    -0-    $132,789          -0-          2,249
   Vice President-Sales          1992    138,776   10,500   134,135          -0-          2,182
   and Marketing                 1991    139,758   10,000   107,320          -0-          2,119

(1) Mr. Eugene H. Berns received, in addition to his base salary, a commission of 0.15% of the aggregate sales of homes and condominiums.

(2)      Represents the Company contribution to the 401(K) Plan.

(3) Of this amount $1,703 is the Company's contribution to the 401(k) Retirement Plan and $6,727 represents the economic benefit to Mr. Levy of the premiums paid by the Company under an executive split dollar life insurance program. The Company is entitled to recover the premiums from any amounts paid by the insurer on such split dollar life policies and has retained a interest in the policy to the extent of the premiums paid.

SECTION 401(K) PLAN

         Effective January 1, 1990, the Company established a defined contribution benefit plan pursuant to Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Full-time employees who have completed twelve months of service may contribute a percentage of their salaries to the 401(k) Plan, subject to certain limits. The Company will match 25 percent of the employee's contribution up to six percent of the employee's salary. The Company's contributions vest at the rate of 25 percent per year of employment. During the year ended December 31, 1993, the Company contributed $60,851 to the 401(k) Plan.

                 PROPOSAL TO APPROVE AND RATIFY THE ADOPTION OF
                      THE COMPANY'S 1994 STOCK OPTION PLAN

GENERAL

         In November 1993 the Company's Board of Directors adopted the Company's 1994 Stock Option Plan (the "Plan"). The full text of the Plan is provided herewith as Exhibit A to this Proxy Statement. Certain material features of the Plan are described below; provided, however, that such descriptions are subject to, and are qualified in their entirety by, the full text of the Plan.

         The purpose of the Plan is to provide an additional incentive to attract and retain qualified competent persons who provide management services and upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons. In furtherance of this purpose, the Plan authorizes, among other things, (a) the granting of incentive or nonqualified stock options to purchase Class B Common Stock to persons selected by the administrators of the Plan from the class of all regular employees of the Company, including directors and officers who are regular employees, which class presently consists of approximately 40 persons, (b) the provision of loans for the purpose of financing the exercise of options and the amount of taxes payable in connection therewith, and (c) the use of already owned Class A and Class B Common Stock as payment of the exercise price for options granted under the Plan.

         Approval of the Plan by the Company's shareholders is one of the conditions of Rule 16b-3, a rule promulgated by the Securities and Exchange Commission (the "SEC") that provides an exemption from the operation of the "short-swing profit" recovery provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the acquisition of options and certain other transactions by officers and directors under the Plan. Shareholder approval of the Plan is also required (i) in order for the Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation G promulgated under the Exchange Act, and (ii) by the rules of the American Stock Exchange.

         The Plan provides that it shall be administered by a committee consisting of not less than two directors designated by the Board of Directors (the "Committee") or, if a Committee is not designated, by the Board of Directors. The Plan also requires that the Committee consist of directors who are "disinterested persons," as required for compliance with Rule 16b-3, in the event that options are granted to employees who are officers or directors of the Company. A disinterested person is a director who is not, during the one year prior to his service as an administrator of the Plan, or during such service, granted or awarded equity securities pursuant to the Plan or any other plan of the Company, with certain exceptions. The Board has designated its Compensation Committee, which currently consists of two disinterested persons, to administer the Plan.

         The Committee in its sole discretion determines the persons to be awarded options, the number of shares subject thereto and the exercise price and other terms thereof. In addition, the Committee has full power and authority to construe and interpret the Plan, and the acts of the Committee are final, conclusive and binding upon all interested parties, including the Company, its shareholders, its officers and employees, recipients of grants under the Plan, and all persons or entities claiming by or through such persons.

         An aggregate of 400,000 shares of Class B Common Stock (subject to adjustment as described below) are reserved for issuance upon exercise of options granted under the Plan. The shares acquired upon exercise of options granted under the Plan will be authorized and issued shares of Class B Common Stock. The Company's shareholders will not have any preemptive rights to purchase or subscribe for any common stock by reason of the reservation and issuance of common stock under the Plan. If any option granted under the Plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the Plan.

OPTIONS GRANTED UNDER THE PLAN

         As of April 5, 1994, no options have been granted under the Plan. No Officer will be granted an option to purchase more than 20,000 shares in any year or options to purchase more than 80,000 shares, in the aggregate, under the Plan.

         The Company's management believes that options granted under the Plan will be awarded primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. Because persons to whom grants of options are to be made are to be determined from time to time by the Committee in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will hereafter receive options or the number of options which will be granted.

CERTAIN TERMS AND CONDITIONS

         All grants of options under the Plan must be evidenced by a written agreement between the Company and the grantee. Such agreement shall contain such terms and conditions as the Committee shall prescribe, consistent with the Plan, including, without limitation, the exercise price, term and any restrictions on the exercisability of the options granted.

         Under the Plan, the option price per share of Class B Common Stock may be any price determined by the Committee; provided, however, that in no event shall the option price of any incentive stock option be less than the fair market value per share of Class B Common Stock on the date of grant. For purposes of the Plan, and for so long as the Company's Common Stock is listed on the American Stock Exchange ("AMEX"), the term "fair market value" means the closing price of the Class B Common Stock as reported on the AMEX on the business day immediately preceding the date of grant, unless the Committee shall determine otherwise in a fair and uniform manner. The closing price per share of Class B Common Stock on February 28, 1994 as reported on the AMEX was $11.50. The exercise price of an option may be paid in cash, by certified or official bank check, by money order, by delivery of already owned shares of Class A or Class B Common Stock having a fair market value equal to the exercise price, or by a combination of the foregoing. The Plan also authorizes the Company to make loans to optionees to enable them to exercise their options. If the exercise price is paid with the optionee's promissory note, the note must (i) provide for recourse to the optionee, (ii) bear interest at a rate no less than the prime rate of interest of the Company's principal lender, and (iii) be secured by the shares of Class B Common Stock purchased. Cash payments will be used by the Company for general corporate purposes. Payments made in Class A and Class B Common Stock must be made by delivery of stock certificates in negotiable form.

         The use of already owned shares of Common Stock applies to payment for the exercise of an option in a single transaction and to the "pyramiding" of already owned shares in successive, simultaneous option exercises. In general, pyramiding permits any option holder to start with as little as one share of Common Stock and exercise an entire option to the extent then exercisable (no matter what the number of shares subject thereto). By utilizing already owned shares of Common Stock, no cash (except for fractional share adjustments) is needed to exercise an option. Consequently, the optionee would receive Common Stock equal in value to the spread between the fair market value of the shares subject to the option and the exercise price of the option.

         No option granted under the Plan is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option is exercisable only by him or her. The expiration date of an option will be determined by the Committee at the time of the grant, but in no event will an option be exercisable after the expiration of 10 years from the date of grant. An option may be exercised at any time or from time to time or only after a period of time or in installments, as the Committee determines. The Committee may in its sole discretion accelerate the date on which any option may be exercised. Each outstanding option will automatically become exercisable in the event of certain transactions, including certain changes in control of the Company, certain mergers and reorganizations, and certain disposition of substantially all the Company's assets.

         The unexercised portion of any option granted under the Plan shall automatically be terminated (a) on the date on which the optionee's employment is terminated (or three months after the date of termination in the case of incentive stock options) for any reason other than (i) cause (as defined in the
Plan), (ii) mental or physical disability, or (iii) death; (b) immediately upon the termination of the optionee's employment for cause; (c) one year after the date on which the optionee's employment is terminated by reason of mental or physical disability; or (d) twelve months after the date on which the optionee's employment is terminated by reason of the optionee's death, or three months after the date of the optionee's death if death occurs during the one year period following the termination of the optionee's employment by reason of mental or physical disability.

         To prevent dilution of the rights of a holder of an option, the Plan provides for appropriate adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options, in the event of any increase or decrease in the number of issued and outstanding shares of the Company's capital stock resulting from a stock dividend, recapitalization or other capital adjustment of the Company. The Committee has discretion to make appropriate antidilution adjustments to outstanding options in the event of a merger, consolidation or other reorganization of the Company or a sale or other disposition of substantially all the Company's assets.

         The Plan will expire on November 23, 2003 and any option outstanding on such date will remain outstanding until it expires or is exercised. The Committee may amend the Plan or any option at any time, provided that such amendment may not adversely affect the rights of an optionee under an outstanding option without optionee's consent. In addition, no such amendment may, without approval of the Company's shareholders (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of shares of Common Stock reserved for issuance under the Plan, or (c) materially modify the requirements for eligibility to receive options under the Plan.

FEDERAL INCOME TAX CONSEQUENCES

         The Plan is not qualified under the provisions of Section 401 (a) of the Internal Revenue Code of 1986, as amended (the "Code"), nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         Nonqualified Stock Option. An optionee granted a nonqualified stock option under the Plan will generally recognize, at the date of exercise of such option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of Common Stock subject to the nonqualified stock option. This taxable ordinary income will be subject to Federal income tax withholding and the Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the Company satisfies its withholding obligation with respect to such income.

         If an optionee exercises a nonqualified stock option by delivering shares of the Company's Common Stock, the optionee will not recognize gain or loss with respect to the exchange of such shares, even if there then fair market value is different from the optionee's tax basis. The optionee, however, will be taxed as described above with respect to the exercise of the nonqualified stock option as if he had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the optionee's tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to his tax basis in the shares surrendered, and his holding period for such number of shares received will include his holding period for the shares surrendered. The optionee's tax basis and holding period for the additional shares received on exercise of a nonqualified stock option paid for, in whole or in part, with shares will be the same as if the optionee had exercised the nonqualified stock option solely for cash.

         Incentive Stock Option. The Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. However, an employee who exercises an incentive stock option by delivering shares of common stock previously acquired pursuant to the exercise of an incentive stock option is treated as making a "Disqualifying Disposition" (as defined below) of such shares if the employee delivers such shares before the expiration of the holding period applicable to such shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercise of an incentive stock option (i.e., the exercise of the incentive stock option for one share and the use of that share to make successive exercises of the incentive stock option until it is completely exercised without the imposition of current income tax).

         If, subsequent to the exercise of an incentive stock option (whether paid for in cash or in shares), the optionee holds the shares received upon exercise for a period that exceeds (a) two years from the date such incentive stock option was granted or, if later, (b) one year from the date of exercise (the "Required Holding Period"), the difference (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss.

         In general, if, after exercising an incentive stock option, an employee disposes of the shares so acquired before the end of the Required Holding Period (a "Disqualifying Disposition"), such optionee would be deemed in receipt of ordinary income in the year of Disqualifying Disposition in an amount equal to the excess of the fair market value of the shares at the date the incentive stock option was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be sustained) and the sales proceeds are less than the fair market value of the shares of the date of exercise, the optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

         The amount by which the fair market value of the shares of Common Stock acquired pursuant to the exercise of an incentive stock option exceeds the exercise price of such shares under such option generally will be treated as an item of adjustment included in the optionee's alternative minimum taxable income for purposes of the alternative minimum tax for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the shares in the year in which the option is exercised, there will be no item of adjustment for purposes of the alternative minimum tax as a result of the exercise of the option with respect to those shares. If there is a Disqualifying Disposition in a year after the year of exercise, the income on the Disqualifying Disposition will not be considered income for purposes of the alternative minimum tax in that subsequent year. The optionee's tax basis for shares acquired pursuant to the exercise of an incentive stock option will be increased for purposes of determining his alternative minimum tax by the amount of the item of adjustment recognized with respect to such shares in the year the option was exercised.

         An income tax deduction is not allowed to the Company with respect to the grant or exercise of an incentive stock option or the disposition, after the Required Holding Period, of shares acquired upon exercise. In the event of a Disqualifying Disposition, a Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the Company satisfies any applicable withholding obligation with respect to such income.

         The affirmative vote of the holders of record of a majority of shares present in person or represented by proxy and entitled to vote at the meeting is necessary to adopt the 1994 Stock Option Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL AND RATIFICATION OF THE ADOPTION OF THE COMPANY'S 1994 STOCK OPTION PLAN.


        ADOPTION OF THE 1994 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

         The Board of Directors recommends the adoption of the proposed 1994 Stock Option Plan for Nonemployee Directors (the "Plan"). The purpose of the Plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain experienced and knowledgeable nonemployee directors and to encourage them to acquire an increased proprietary interest in the Company.

         The text of the proposed Plan is published in this proxy statement as Exhibit B. The following is a summary of the Plan and should be read together with the full Plan text.

         The Plan would be administered by the Executive Committee of the Board of Directors (the "Committee"). The Committee would grant to each nonemployee director after each Annual Meeting including the Annual Meeting at which the Plan is adopted, and to each director who is subsequently elected or appointed to the Board, an option to purchase 1,200 shares of Class B Common Stock with each nonemployee director limited to a maximum of 6,000 options.

         The maximum number of shares available for issuance under the Plan is 20,000 shares of Class B Common Stock.

         Payment of the option exercise price may be in cash or, to the extent permitted by the Committee, by delivery of previously owned Company stock having a fair market value equal to the option price or a combination of cash and stock. The Committee may also permit certain "cashless" option exercises by allowing optionees to surrender portions of their options in payment for the stock to be received.

         All options granted under the Plan are non-statutory - not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended. No gain will be recognized by the optionee at the time of a grant. Generally, at exercise, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company will receive a tax deduction for the same amount. At the time the optionee disposes of the shares, the appreciation or depreciation of the shares since the option was exercised will be treated as either a short- or long-term capital gain, depending on how long the shares have been held.

         If an optionee ceases to be a director before an option vests, the option is forfeited. Each option expires ten years from the date of its grant. Outstanding options will expire earlier if an optionee terminates service as a director other than by reason of retirement or disability, those options outstanding that have vested become immediately exercisable. The option will then expire four years from the date of death or termination. Options are not assignable during the lifetime of the optionee except by a qualified domestic relations order.

         Options that are forfeited or terminated will again be available for grant.

         The Plan continues in effect until terminated by the Board or by stockholders but such termination will not be affected by the terms of any options outstanding at that time. The Board may amend, terminate or suspend the Plan at any time, provided that no amendment regarding amount, price or timing of the grants may be made more than once every six months other than to comport with changes in certain Securities Exchange Act and Internal Revenue Code requirements. Amendments that would materially increase the number of shares that may be issued, materially modify the requirements as to eligibility for Plan participation, or materially increase the benefits to Plan participants must be approved by stockholders.

         The affirmative vote of the holders of record of a majority of shares of common stock present in person or represented by proxy and entitled to vote at the meeting is necessary to adopt the Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS
PROPOSAL.

                               OTHER INFORMATION

         The Company has an Audit Committee of its Board of Directors consisting of Richard E. Deems, Donald C. McClosky, Paul R. Lehrer and Antonio Nunez, an Executive Committee consisting of Richard D. Levy, Harry A. Levy, Mark A. Levy, E.E. Hubshman and Antonio Nunez, and a Compensation Committee consisting of Richard E. Deems and Paul R. Lehrer.

         The Board of Directors has responsibility for establishing broad corporate policy and monitoring the overall performance of the Company, although it is not involved in the day to day operating details. Members of the Board are kept informed of the Company's business by various reports and documents sent to them periodically, as well as other reports made at Board meetings by the Chairman and other officers. Regular meetings of the Board follow the conclusion of the Annual meeting of Stockholders. The Board of Directors held four regular and special meetings in 1993.

         The Executive Committee, which met four times in 1993, performs the function of (1) a nominating committee in that it recommends new directors to the Board; and (2) a retirement committee in that it advises the Board with respect to the availability of pension and retirement plans and other potential benefits to employees of the Company.

         All meetings of the Board and the Executive Committee were attended by all Director members of said Board or Committee.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

         Prior to March 1993 the salary and bonuses for the Company's executive officers were determined by the Executive Committee of the Board of Directors. A Compensation Committee consisting of Paul R. Lehrer and Richard E. Deems was established in March, 1993. Messrs. Deems and Lehrer are non-employee outside directors with no interlocking relationships. At the time the Compensation Committee was formed the salaries for 1993 had already been determined by the Executive Committee. Upon its formation the Compensation Committee reviewed the executive compensation structure of the Company and determined to combine the salary and bonus structure of previous years. In the opinion of the Committee the bonuses in previous years were not based on any predetermined performance standard but over the course of years had become an expected part of executive compensation and therefore the year end bonus no longer provided an incentive for the achievement of the Company's goals.

         The Committee's compensation philosophy is to link executive compensation to Company performance and provide competitive compensation for executives with similar responsibilities and at the mean pay level of businesses comparable to the Company in size. The Compensation mix is to reflect a balance of annual cash awards, including incentive awards and long-term equity-based incentives. Annual incentive cash awards are to be granted based on the achievement of corporate financial targets and individual performance.

         Carrying out the Committee's compensation philosophy, which is to reward executives in relation to the performance of the Company, the Committee established a bonus pool for the seven highest paid executives, which pool was to be twenty percent of the pre-tax 1993 earnings of the Company in excess of the Company's 1992 pre-tax earnings. The Chief Executive Officer was to receive 25% of the Pool and he was to recommend to the Committee the distribution of the balance of the Pool to the other six executives. The Company's pre-tax earnings for 1993 did not exceed 1992 pre-tax earnings and therefore there were no bonuses paid in 1993.

         The executive base salaries of the Company's executive officers for 1993 represents the aggregate of their salary and bonus in 1992 and therefore the executives received the same compensation in 1993 as they received in 1992. The salaries for 1994 have not been increased. The 1994 cash bonus pool shall consist of 20% of the pre-tax earnings of the Company in 1994 in excess of pre-tax earnings of the Company in 1993, Richard D. Levy is to receive 25% of the bonus pool and six other executive officers are to share in the balance of the pool. Eugene H. Berns, who is Vice President Sales and Marketing, who historically has received a base salary, plus a commission of 0.15% of the aggregate sales of homes and condominiums, is to receive a base salary in 1994 of $295,000 which figure equals his aggregate base salary and commissions received in 1993. The Committee believes that all executives should be primarily motivated to improve the earnings of the Company, rather than be rewarded on the basis of sales.

         The principal factors considered by the Committee in determining the salary and bonus arrangements for Richard D. Levy, the Chairman of the Board and Chief Executive Officer of the Company included a review of Mr. Levy's historical salary and analysis of the compensation of chief executive officers of public companies within the home building industry comparable in size to the Company (home building companies whose gross revenue are approximately $100 million to $300 million). It was the determination of the Committee that Mr. Levy's salary was comparable to that paid the other chief executives in the Company's new peer group.

         To further the implementation of its compensation philosophy the Committee in November 1993 recommended to the Board of Directors that it adopt a stock option plan. The recommended stock option plan is to be considered at the Company's Annual Meeting of Shareholders. The stock option plan will complete the Committee implementation of programs that allow the Committee to structure (1) a base salary (2) an annual bonus component and (3) a long-term component to the executive compensation structure. Stock option awards will be made if the stock option plan is approved by shareholders.

         The Committee is cognizant of the provisions of the Omnibus Budget Reconciliation Act that provide that a company will not be allowed a deduction, for federal income tax purposes, for salaries paid to its five highest paid officers in excess of $1 million. The Committee has not adopted any policies in connection with these provisions at this time.

         The Compensation Committee

                                Richard E. Deems

                                 Paul R. Lehrer



COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1992 and during the first three months of 1993 the members of the Executive Committee were primarily responsible for determining executive compensation. All of the members of the Executive Committee are executive officers and they all participated in deliberations concerning executive officer compensation. There are no interlocking relationships with the present members of the Compensation Committee.

                        FIVE YEAR PERFORMANCE COMPARISON

The graph below provides an indicator of cumulative total shareholder returns for the Company as compared with the S & P 500 Stock Index, the peer group used for comparison in 1993 and a new Peer Group.

                 OHC      S&P     PREVIOUS PEER GROUP       NEW PEER GROUP
1988            100.00   100.00         100.00                  100.00
1989             90.64   131.69         107.16                  104.48
1990             64.15   127.60          66.71                   59.47
1991            114.34   166.47          69.17                  164.39
1992            121.02   179.15          82.57                  147.80
1993            141.52   197.21          99.80                  193.56


(1) The previous peer group used to compare shareholder returns in 1993 was composed of selected companies headquartered in the State of Florida engaged in construction businesses with sales volume below $100 million in 1992. The new Peer Group is composed of Continental Homes Holding, D.R. Horton, Inc., Presley Companies, Standard Pacific, Toll Brothers, Inc. and Del E. Webb Corp., companies engaged in the construction of single family homes and condominiums with sales volume of approximately $100 million - $300 million in 1992.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has retained the firm of Grant Thornton as auditors of the Company for the ensuing year. The Company expects a representative of Grant Thornton to be present at the Annual Meeting of Stockholders and the representative will have an opportunity to make a statement, if he desires to do so. Such representative will be available to respond to appropriate questions.

               REQUIRED DATE OF RECEIPT OF STOCKHOLDERS PROPOSALS

         Any Stockholder proposals which are requested to be included in the proxy materials of the Company at its next annual meeting must be received by January 28, 1995 to be eligible for consideration. Such a proposal must comply with the requirements as to the form and substance established by applicable laws and regulations in order to be included in the proxy statement.

                             ADDITIONAL INFORMATION

         Management is not aware of any matters to be presented at the meeting other than the matters above mentioned and does not intend to bring any other matters before the meeting. However, if any other matters should come before the meeting, it is intended that the proxies will be voted thereon in the discretion of the persons named in the enclosed proxy card.

         If you cannot attend the meeting, kindly date, sign and return the enclosed proxy card(s).

                                    By order of the Board of Directors




                                    Harry A. Levy, Secretary

                                                                       EXHIBIT A
                               ORIOLE HOMES CORP.
                             1994 STOCK OPTION PLAN

         1. PURPOSE. The purpose of this Plan is to advance the interests of ORIOLE HOMES CORP., a Florida corporation (the "Company"), and its Subsidiaries by providing an additional incentive to attract and retain qualified and competent persons who provide management services and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, through the encouragement of stock ownership in the Company by such persons.

         2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

                 (a) "Board" shall mean the Board of Directors of the Company.

                 (b) "Committee" shall mean the Compensation Committee appointed by the Board pursuant to Section 13 hereof or, if not appointed, the Board.

                 (c)      "Director" shall mean a member of the Board.

                 (d) "Disinterested Person" shall mean a Director who is not, during the one year prior to his or her service as an administrator of this Plan, or during such service, granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any of its affiliates, except that:


                          (i) participation in a formula plan meeting the conditions in paragraph (c) (2) (ii) of Rule 16b-3 promulgated under the Securities Exchange Act shall not disqualify a Director from being a Disinterested Person;

                          (ii) participation in an ongoing securities acquisition plan meeting the conditions in paragraph (d) (2) (i) of Rule 16b3 promulgated under the Securities Exchange Act shall not disqualify a Director from being a Disinterested Person; and

                          (iii) an election to receive an annual retainer fee in either cash or an equivalent amount of securities, or partly in cash and partly in securities, shall not disqualify a Director from being a Disinterested Person.

                  (e) "Fair Market Value" of a Share on any date of reference shall be the Closing Price of the Class B Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the Closing Price of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange the last reporting system, as reported in any newspaper of general circulation.

                  (f) "Incentive Stock Option" shall mean an incentive stock optionas defined in Section 422 of the Internal Revenue Code.

                  (g) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 (h) "Non-statutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

                 (i) "Officer" shall mean the Company's chairman, vice-chairman, president, principal financial officer, any vice-president of the Company in charge of a principal function (such as marketing, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phase "policy-making function" does not include policy-making functions that are not significant. If pursuant to Item 401 (b) of Regulation S-K (17 C. F. R. Section 229.401 (b)) the Company identifies a person as an "executive officer," the person so identified shall be deemed an "Officer" pursuant to the foregoing provisions of this paragraph.

                 (j) "Option" (when capitalized) shall mean any option granted under this Plan.

                 (k) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

                 (l) "Plan" shall mean this Stock Option Plan for the Company.

                 (m) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 (n) "Share(s)" shall mean a share or shares of the Class B Common Stock of the Company.

                 (o) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company, if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3. SHARES AND OPTIONS. The Company may grant to Optionees from time to time Options to purchase an aggregate of up to Four Hundred Thousand (400,000) Shares from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be cancelled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Options shall be granted within 10 years from the effective date of this Plan.

         4. DOLLAR LIMITATION. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Internal Revenue Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and subsidiary corporations), exceeds $100,000.00.

                 OPTION LIMITATIONS. Subject to the adjustment provisions of
Section 11, no Officer may be granted Options to purchase more than 20,000 Shares in any one year or more than 80,000 Shares, in the aggregate, under this Plan.

         5.      CONDITIONS FOR GRANT OF OPTIONS.

                 (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from the class of all regular employees of the Company or its Subsidiaries, including Directors and Officers who are regular employees. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

                 (b) In granting Options, the Committee shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Option as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

                 (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company or its Subsidiaries.

                 (d) Notwithstanding any other provision of the Plan, and in addition to any other requirements of the Plan, Options may not be granted to a Director or Officer unless the grant of such Options is authorized by, and all of the terms of such Options are determined by, a Committee that is appointed in accordance with Section 14 of this Plan and all of whose members are Disinterested Persons.

         6. OPTION PRICE. The option price per Share of any Option shall be any price determined by the Committee; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

         7.      EXERCISE OF OPTIONS. An Option shall be deemed exercised when
(i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any option, the option price of any Shares purchased shall be paid in cash, by certified of official bank check, by money order, with Shares or by a combination of the above; provided further, whoever, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to a Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of the Company's principal lender, and (iv) contain such other terms as the Board in its sole discretion shall reasonable require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

         8. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in such Option, except as otherwise provided in this Section 8.

                 (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

                 (b) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable:

                          (i) if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that stockholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

                          (ii) if the shareholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                          (iii) if the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

                 (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

         9.      TERMINATION OF OPTION PERIOD.

                 (a) The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                          (i) three months after the date on which the Optionee's employment is terminated or, in the case of a Non-Statutory Stock Option, and unless the Committee shall otherwise determine in writing in its sole discretion, the date on which the Optionee's employment is terminated, in either case for any reason other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct or gross negligence, (B) a mental or physical disability as determined by a medical doctor satisfactory to the Committee, or (C) death;

                          (ii) immediately upon the termination of the Optionee's employment for Cause;

                          (iii)   one year after the date on which the
                                  Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Internal Revenue Code Section 22 (e)) as determined by a medical doctor satisfactory to the Committee; or

                          (iv)    (A) twelve months after the date of
                                  termination of the Optionee's employment by reason of death of the employee, or (B) three months after the date on which the Optionee shall die if such death shall occur during the one year specified in Subsection 9(a)
                                  (iii) hereof.

                 (b) The Committee in its sole discretion may by giving written notice ("cancellation notice") cancel, effective upon the date of the consummation of any corporate transaction described in Subsections 8(b) (ii) or
(iii) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

         10.     STOCK APPRECIATION RIGHT.

                 (a) Each stock option agreement may provide that the employee may, from time to time, elect to cancel all or any portion of the Option then subject to exercise, in which case, the Company's obligation in respect of such Option may be discharged by the payment to the employee of an amount of cash equal to the excess, if any, of the fair market value at the time of cancellation of shares subject to the Option so cancelled over the aggregate purchase price for such shares as set forth in the option agreement. In the event of cancellation, the number of shares as to which such Option was cancelled shall not become available for use under this Plan. Any right to elect cancellation shall be transferable only by will or by the laws of descent and distribution. During the lifetime of the employee, such right shall be exercisable only by him.

                 (b) The provisions of this paragraph shall not be available unless the cash amount calculated hereunder is a positive number.

                 (c) To the extent that the election provided in this paragraph results in compensation income to the employee; the Corporation shall withhold from the amount due the employee an appropriate amount for federal, state and local taxes, if any, as then required by law.

                 (d)      The following additional rules are applicable:

                          (i) The election herein shall expire no later than the expiration of the Option to which the election relates;

                          (ii)    The right under this paragraph is
                                  transferable only to the extent the Option to which the election relates is transferable and on the same terms and conditions;

                          (iii) The rights under this paragraph may be exercisable only when the underlying Option is eligible to be exercised.

                 (e) The Committee may, in its discretion, award SARs independent of the grant of any Option. Upon exercise, the employee shall receive the excess of the market value of the Corporation's stock at the date of exercise over the price of the stock determined at the time of the grant of the SAR.

                 (f) Amounts payable pursuant to this paragraph may, in the Committee's discretion, be paid in cash, shares of the Corporation, or a combination thereof.

         11.     ADJUSTMENT OF SHARES.

                 (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                          (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                          (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

                 (b) Subject to the specific terms of any Option, the Committee may change the terms of the Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsections 8(b)
(ii) or (iii) hereof.

                 (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or the exercise price of Shares then subject to outstanding Options granted under the Plan.

                 (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Option; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         12. TRANSFERABILITY OF OPTIONS. Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

         13. ISSUANCE OF SHARES. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

         14.     ADMINISTRATION OF THE PLAN.

                 (a) The Plan shall be administered by the Committee, which shall consist of not less than two Directors each of whom shall be Disinterested Person. The Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and nay vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

                 (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.

                 (c) Any and all decisions or determinations of the Committee shall be made be either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

         15. OPTIONS FOR 10% SHAREHOLDERS. Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424 (d) of the Internal Revenue Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary defined in Section 424 of the Internal Revenue Code at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

         16.     INTERPRETATION.

                 (a) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under section 422 of the Internal Revenue Code. If nay provision of the Plan shall be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

                 (b) This Plan shall be governed by the laws of the State of Florida.

                 (c) Headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Plan.

                 (d) Any reference to the masculine, feminine or neuter gender shall be a reference to such other gender as is appropriate.

         17. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Committee may from time to time amend the Plan or any Option; provided, however, that, except to the extent provided in Section 10, no such amendment may, without approval by the shareholders of the Company, (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of securities which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan; and provided further, that, except to the extent provided in Section 9, no amendment or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

         18. EFFECTIVE DATE AND TERMINATION DATE. The effective date of the Plan is the date on which the Board adopts this Plan, and the Plan shall terminate on the 10th anniversary of the effective date.

                                                                       EXHIBIT B
                               ORIOLE HOMES CORP.

                1994 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

                                   1. PURPOSE

         The purpose of 1994 Stock Option Plan for Nonemployee Directors (the "Plan") of Oriole Homes Corp. (the "Company") is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable nonemployee directors and by encouraging such directors to acquire an increased proprietary interest in the Company.

                         2. SHARES SUBJECT TO THE PLAN

         Subject to adjustment as provided in Article 7, the total number of shares of Class B Common Stock (the "Common Stock") of the Company for which options may be granted under the Plan shall be 20,000 shares of Class B Common Stock (the "Shares"). If any option granted under the Plan expires or terminates for any reason without having been exercised in full, the Shares subject to, but not delivered under, such option may become available for the grant of other options under the Plan. No shares delivered to the Company in full or partial payment of an option price payable pursuant to Paragraph 6.3 shall become available for the grant of other options under the Plan.

                         3. ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Executive Committee of the Company's Board of Directors (the "Committee") which only consists of employee directors. Subject to the terms of the Plan, the Committee shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for administering the Plan as the Committee deems desirable.

                          4. PARTICIPATION IN THE PLAN

         Each member of the Company's Board of Directors (a "Director") who is not otherwise an employee of the Company or any subsidiary of the Company (an "Eligible Director") shall be eligible to participate in the Plan.

                         5. NONSTATUTORY STOCK OPTIONS

         All options granted under the Plan shall be nonstatutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

                                6. OPTION TERMS

         Each option granted to an Eligible Director under the Plan and the issuance of Shares thereunder shall be subject to the following terms:

         6.1     OPTION AGREEMENTS

         Each option granted under the Plan shall be evidenced by an option agreement (an "Agreement") duly executed on behalf of the Company and by the Eligible Director to whom such option is granted and dated as of the applicable date of grant. Each Agreement shall be signed on behalf of the Company by an officer or officers delegated such authority by the Committee using either manual or facsimile signature. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee.

         6.2     OPTION GRANT SIZE AND GRANT DATES

         An option to purchase 1,200 Shares per year with a maximum of 6,000 Shares (as adjusted) pursuant to Article 7 shall be granted to:

         a. each Director who is an Eligible Director immediately following an Annual Meeting (as described in the Company's By-Laws) including the Annual Meeting at which the Plan is approved by the stockholders of the Company,

         b. each other Eligible Director immediately following the Annual Meeting at which such Director is first elected or immediately following the first Annual Meeting after such Eligible Director is first elected or appointed by the Board to be a Director, whichever applicable; (THE "GRANTS").

         6.3     OPTION EXERCISE PRICE

         The option exercise price per share shall be the Closing Price of the Common Stock on the American Stock Exchange on the business day immediately preceding the Annual Meeting of Shareholders.

         6.4     VESTING; EXERCISABILITY

         An option shall vest and become nonforfeitable on the day of the Annual Meeting following the year in which the option was granted if the optionee has continued to serve as a Director until that meeting. An option shall thereafter become exercisable, subject to Section 6.7, according to the following schedule:

 PORTION OF OPTION GRANT THAT BECOMES                  DAY ON WHICH
            EXERCISABLE                        PORTION BECOMES EXERCISABLE

                50%                            Date of the first Annual Meeting
                                                   after the option grant
          additional 50%                       Date of the second Annual Meeting
                                                   after the option grant

         6.5     TIME AND MANNER OF OPTION EXERCISE

         Any vested and exercisable option is exercisable in whole or in part at any time or from time to time during the option period by given written notice, signed by the person exercising the option, to the Company stating the number of shares with respect to which the option is being exercised, accompanied by payment in full of the option exercise price for the number of Shares to be purchased. The date both such notice and payment are received by the office of the Secretary of the Company shall be the date of exercise of the stock option as to such number of Shares. No option may at any time be exercised with respect to a fractional share.

         6.6     PAYMENT OF EXERCISE PRICE

         Payment of the exercise price may be in cash or by bank certified, cashier's or personal check or, to the extent permitted by the Committee, payment may be in whole or part by

         a. transfer to the Company of shares of Class A or Class B Common Stock having a Fair Market Value equal to the option exercise price at the time of such exercise, or

         b. delivery of instructions to the Company to withhold from the option shares that would otherwise be issued on the exercise that number of option shares having a Fair Market Value equal to the option exercise price at the time of such exercise.

         If the Fair Market Value of the number of whole shares transferred or the number of whole option shares surrendered is less than the total exercise price of the option, the shortfall must be made up in cash.

         6.7     TERM OF OPTIONS

         Each option shall expire ten years from its date of grant, but shall be subject to earlier termination as follows:

         a. In the event of the termination of an optionee's service as a Director, other than by reason of retirement, total and permanent disability, or death, the then-outstanding options of such optionee shall automatically expire on the effective date of such termination. For purposes of the Plan, the term "by reason of retirement" means: voluntary termination of service.

         b. In the event of the termination of an optionee's service as a Director by reason of retirement or total and permanent disability, the then-outstanding options of such optionee that have vested pursuant to Section 6.4 shall become exercisable, to the full extent of the number of Shares remaining covered by such options, regardless of whether such options were previously exercisable, and each such option shall expire four years after the date of such termination or on the stated grant expiration date whichever is earlier.

         c. In the event of the death of an optionee while the optionee is a Director, the then-outstanding options of such optionee that have vested pursuant to Section 6.4 shall become exercisable, to the full extent of the number of Shares remaining covered by such options, regardless of whether such options were previously exercisable, and each such option shall expire four years after the date of death of such optionee or on the stated grant expiration date, whichever is earlier.

         Exercise of a deceased optionee's options that are still exercisable shall be by the estate of such optionee or by a person or persons whom the optionee has designated in writing filed with the Company, or if no such designated has been made, by the person or persons to whom the optionee's rights have passed by will or the laws of descent and distribution.

         6.8     TRANSFERABILITY

         The right of any optionee to exercise an option granted under the Plan shall, during the lifetime of such optionee, be exercisable only by such optionee or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended and shall not be assignable or transferable by such optionee other than by will or the laws of descent an distribution.

         6.9     LIMITATION OF RIGHTS

         6.9.1 LIMITATION AS TO SHARES. Neither the recipient of an option under the Plan nor an optionee's successor or successors in interest shall have any rights as a stockholder of the Company with respect to any Shares subject to an option granted to such person until the date of issuance of a stock certificate for such Shares.

         6.9.2 LIMITATION AS TO DIRECTORSHIP. Neither the Plan, nor the granting of an option, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

         6.10    REGULATORY APPROVAL AND COMPLIANCE

         The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of an option granted under the Plan or to record as a holder of record of Shares the name of the individual exercising an option under the Plan, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee and without complying, to the Committee's complete satisfaction, with all rules and regulations under federal, state or local law deemed applicable by the Committee.

                             7. CAPITAL ADJUSTMENTS

         The aggregate number and class of Shares subject to and authorized by the Plan, the number and class of Shares with respect to which an option may be granted to an Eligible Director under the Plan as provided in Article 6, the number and class of Shares subject to each outstanding option, and the exercise price per share specified in each such option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment or the payment of any stock dividend, or other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

                            8. EXPENSES OF THE PLAN

         All costs and expenses of the adoption and administration of the Plan shall be borne by the Company, and none of such expenses shall be charged to any optionee.

                   9. EFFECTIVE DATE AND DURATION OF THE PLAN

         The Plan shall be effective immediately following approval by the Company's stockholders, but such termination shall not affect the terms of any then-outstanding options.

                   10. TERMINATION AND AMENDMENT OF THE PLAN

         The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that if required to qualify the Plan under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, no amendment shall be made more than once every six months that would change the amount, price or timing of the Grants, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder; and provided, further, that if required to qualify the Plan under Rule 16b-3, no amendment that would:

         a. materially increase the number of Shares that may be issued under the Plan,

         b. materially modify the requirements as to eligibility for participation in the Plan, or

         c. otherwise materially increase the benefits accruing to participants under the Plan shall be made without the approval of the Company's stockholders.

                              ORIOLE HOMES CORP.
                        PROXY FOR CLASS A COMMON STOCK
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints R.D. Levy, Mark A. Levy, E.E. Hubshman and Antonio Nunez and each of them, proxies with power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of ORIOLE HOMES CORP. (the "Company"), to be held at 1690 South Congress Avenue, Delray Beach, Florida, on Monday, May 9, 1994 at 10:00 A.M. and at any adjournment thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournment thereof.

   1.    ELECTION OF DIRECTORS:   To elect Directors as set forth in the Proxy Statement.
         CLASS A STOCKHOLDERS:    FOR all nominees listed below                               WITHHOLD AUTHORITY to vote
                                  (except as marked to the contrary below*)  / /              for all nominees listed below  / /

                               R.D. Levy, E.E. Hubshman, A Nunez, H.A. Levy, M.A. Levy, and E.H. Berns

           *(INSTRUCTION: To withhold authority to vote for any individual nominees, strike out that nominee's name above.)

   2.    TO APPROVE THE ADOPTION OF THE COMPANY'S 1994 STOCK OPTION PLAN:
         / /  For                 / /  Against              / /  Abstain

   3.    TO APPROVE THE ADOPTION OF THE COMPANY'S STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS:
         / /  For                 / /  Against              / /  Abstain

   4.    TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
         IF NO INSTRUCTION IS INDICATED with Respect to Proposals 1., 2. or 3. the undersigned's vote will be cast FOR the election of the Class A nominees and FOR Proposals 2. and 3.

                            (Please sign on reverse side and return promptly in the enclosed envelope)




                          (Continued from other side)

        A majority of the proxies present and acting at the meeting in person or by substitute (or if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given and acknowledge receipt of Notice of Annual Meeting and Proxy Statement dated April 5, 1994 and a copy of the Annual Report for the year ended December 31, 1993.

                                Dated:                                 , 1994
                                      ---------------------------------





                                ---------------------------------------
                                Signature



   NOTE: When signing as Executor, Administrator, Trustee, Guardian, etc., please add full title.

            (Sign Exactly as name appears on this proxy.)

                              ORIOLE HOMES CORP.
                        PROXY FOR CLASS B COMMON STOCK
          This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints R.D. Levy, Mark A. Levy, E.E. Hubshman and Antonio Nunez and each of them, proxies with power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of ORIOLE HOMES CORP. (the "Company"), to be held at 1690 South Congress Avenue, Delray Beach, Florida, on Monday, May 9, 1994 at 10:00 A.M. and at any adjournment thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournment thereof.


   1.    ELECTION OF DIRECTORS:   To elect Directors as set forth in the Proxy Statement.
         CLASS B STOCKHOLDERS:    FOR all nominees listed below                               WITHHOLD AUTHORITY to vote
                                  (except as marked to the contrary below*) / /               for all nominees listed below / /

                                              D.C. McClosky, R.E. Deems, and P.R. Lehrer

           *(INSTRUCTION: To withhold authority to vote for any individual nominees, strike out that nominee's name above.)

   2.    TO APPROVE THE ADOPTION OF THE COMPANY'S 1994 STOCK OPTION PLAN:
                 / /  For                  / /  Against             / /  Abstain

   3.    TO APPROVE THE ADOPTION OF THE COMPANY'S STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS:
                 / /  For                  / /  Against             / /  Abstain

   4.    TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
         IF NO INSTRUCTION IS INDICATED with respect to Proposals 1., 2. and 3. the undersigned's vote will be cast FOR the election of the Class B nominees and FOR Proposals 2. and 3.

                            (Please sign on reverse side and return promptly in the enclosed envelope)




                          (Continued from other side)

        A majority of the proxies present and acting at the meeting in person or by substitute (or if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given and acknowledge receipt of Notice of Annual Meeting and Proxy Statement dated April 5, 1994 and a copy of the Annual Report for the year ended December 31, 1993.

                                Dated:                                  , 1994
                                      ----------------------------------





                                ----------------------------------------
                                Signature



NOTE: When signing as Executor, Administrator, Trustee, Guardian, etc., please add full title.

                 (Sign Exactly as name appears on this proxy.)






                                      B-7